UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

March 22, 2017
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) John Wiley & Sons, Inc. (the “Company”) issued a press release today announcing that the Wiley Board of Directors has elected David C. Dobson, Chief Executive Officer at Digital River, to join the Board of Directors effective March 22, 2017.  As of the date of this report, the Board has not yet appointed Mr. Dobson to any Board committees.

Mr. Dobson will participate in the Company’s non-employee director compensation policy, pursuant to which he will be entitled to receive an annual cash retainer of $100,000 per annum, and an annual equity retainer of $100,000 per annum (each prorated based on service in 2017).

There were no arrangements or understandings between Mr. Dobson and any other persons pursuant to which Mr. Dobson was selected as a director.  Mr. Dobson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release dated March 22, 2017 announcing director appointment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2017

John Wiley & Sons, Inc.

By:

/s/ Mark J. Allin
Mark J. Allin
President, Chief Executive Officer and Director
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INDEX TO EXHIBITS

Exhibit
Number                                Description

 99.1                                      Press Release dated March 22, 2017 announcing director appointment